Exhibit 99.1

 CKX LANDS, INC.

Physical Address: 2417 Shell Beach Drive Lake Charles, LA 70601	Mailing Address: PO Box 1864 Lake Charles, LA 70602

(337) 493-2399

www.ckxlands.com

CKX Lands, Inc. Provides Update on Review of Strategic Alternatives

LAKE CHARLES, LA (April 18, 2024)—CKX Lands, Inc. (NYSE American: CKX) (“CKX”) today provided an update concerning its evaluation of strategic alternatives that it announced on August 21, 2023.

As previously announced, CKX’s board of directors determined to initiate a formal process to evaluate strategic alternatives for the company to enhance value for stockholders. The company is actively working with financial and legal advisors in this review process.

As part of this process, CKX, through its advisors, solicited and received preliminary indications of interest from multiple parties related to the potential acquisition of the company or its assets. CKX and its advisors are working with a select group of these parties to provide them with additional information. The board of directors has formed a subcommittee to provide oversight and management of the process.

A sale of the company or all or substantially all of its assets would be subject to a number of conditions and contingencies, including the approval of CKX’s shareholders under Louisiana law. There are no assurances that this process will result in the successful negotiation of a definitive agreement for a transaction or any other strategic outcome, or that that the board of directors will recommend that CKX’s shareholders approve any transaction.

CKX does not intend to make further public comment regarding the review of strategic alternatives until it has been completed or the company determines that a disclosure is required by law or otherwise deemed appropriate.

CKX Lands, Inc. is a land management company that earns revenue from royalty interests and mineral leases related to oil and gas production on its land, timber sales, and surface rents. Its shares trade on the NYSE American market under the symbol CKX.

TAP Securities is advising the board of directors in connection with the review process. TAP Securities is an affiliate of TAP Advisors, New York, New York, an investment bank providing financial advisory, mergers and acquisitions and capital-raising services.

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CKX Lands, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains information that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Forward-looking statements include those pertaining to the review of strategic alternatives for CKX, as well as those identified by the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may,” and similar expressions or by using future dates. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the company’s control. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events or developments to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, (1) whether the objectives of the strategic alternatives review process will be achieved; (2) the terms, structure, benefits and costs of any strategic transaction; (3) the timing of any transaction and whether any transaction will be consummated at all; (4) the risk that the strategic alternatives review and its announcement could have an adverse effect on the ability of the company to retain customers, retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships, and on its operating results, stock price and business generally; (5) general economic and market conditions; (6) the risk the strategic alternatives review could divert the attention and time of the company’s management; (7) the risk of any unexpected costs or expenses resulting from the review; (8) the risk of any litigation relating to the review; (9) and the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and those described from time to time in our future reports filed with the Securities and Exchange Commission.

Contact

W. Gray Stream

President

(337) 493-2399

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